Exhibit 99.1

Cipher Mining Announces Significant Upgrades to its Mining Fleet and Increases Target Hash Rate and Fleet Efficiency for 2024 and 2025

June 5, 2024

New 2024 year-end self-mining hash rate target of ~13.5 EH/s with fleet efficiency of ~18.6 J/TH

New 2025 year-end self-mining hash rate target of ~35 EH/s with fleet efficiency of ~15 J/TH

Upgraded rigs to S21 Pro and accelerated delivery to 4Q 2024 on existing Bitmain contract

Executed additional purchase of ~1.25 EH/s of latest generation Canaan A1566 miners with option to purchase an additional 160 MW of future generation miners in 2025

NEW YORK, June 05, 2024 (GLOBE NEWSWIRE) — Cipher Mining Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”) today announced significant upgrades to its mining fleet for both 2024 and 2025. The Company has amended its existing December 2023 Bitmain contract to accelerate delivery and now expects rigs to arrive in 4Q24 instead of 2Q25. Under the amended contract, Cipher also upgraded the machines to Bitmain’s most efficient S21 Pro mining rigs.

The Company simultaneously entered into a new agreement with Canaan to purchase approximately 1.25 EH/s of its latest generation A1566 miners for delivery in 4Q24. Furthermore, Cipher secured an option to purchase an additional 160 MW worth of Canaan’s next generation miners when they become available in 2025, with pricing locked in near current A1566 prices.

“By accelerating delivery of latest-generation machines from Bitmain and entering a new purchase and option agreement with Canaan, we can immediately upgrade the less-efficient mining rigs at our Odessa site. This will significantly increase our fleet efficiency and production right away and still preserve the ability to build our Black Pearl data center in 2025 with leading-edge equipment. These purchases are fully funded, and we now expect to achieve a self-mining hash rate of 13.5 EH/s with an efficiency of 18.6 J/TH by year-end, with an expansion to 35 EH/s and a fleet efficiency of roughly 15 J/TH in 2025,” commented Tyler Page, CEO of Cipher.

Mr. Page added, “Our ability to upgrade our fleet opportunistically illustrates the benefits of owning and operating a collection of world-class data centers. By securing sites with attractive electrical interconnection opportunities and transforming them into best-in-class data centers that we can update over time, we continue to create value for Cipher shareholders.”

About Cipher

Cipher is an emerging technology company focused on the development and operation of bitcoin mining data centers. Cipher is dedicated to expanding and strengthening the Bitcoin network’s critical infrastructure. Together with its diversely talented team and strategic partnerships, Cipher aims to be a market leader in bitcoin mining growth and innovation. To learn more about Cipher, please visit https://www.ciphermining.com/.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations regarding our future results of operations and financial position, business strategy, timing and likelihood of success, potential expansion of and additional bitcoin mining data centers, expectations regarding the operations of mining centers, and management plans and objectives, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and our management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024, and in Cipher’s subsequent filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contact:

Josh Kane

Head of Investor Relations at Cipher Mining

josh.kane@ciphermining.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

CipherMining@DLPR.com